Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements of United Bancorp, Inc. on Forms S-8 (file No. 33-123036 effective February 28, 2005) and S-3 (file Nos. 333-136708 effective August 17, 2006 and 333-225002 effective May 17, 2018) of our report dated March 17, 2023, on our audit of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2022 and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ S. R. Snodgrass, P.C.

Cranberry, PA
March 17, 2023

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements of United Bancorp, Inc. on Forms S-8 (file No. 333-123036 effective February 28, 2005) and S-3 (file Nos. 333-136708 effective August 17, 2006 and 333-225002 effective May 17, 2018) of our report dated March 18, 2022, on our audit of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2021, and for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ FORVIS

FORVIS, LLP

(Formerly BKD, LLP)

Cincinnati, Ohio

March 17, 2023